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                                AMENDMENT NO. 4 TO THE
                           REPUBLIC ENGINEERED STEELS, INC.
                            EMPLOYEE STOCK OWNERSHIP PLAN

WHEREAS, Republic Engineered Steels, Inc. (the "Company") adopted the Republic Engineered Steels, Inc. Employee Stock Ownership Plan (the "ESOP") effective November 28, 1989;

WHEREAS, according to Section 23 of the ESOP the right is reserved to the Board of Directors of the Company, with the approval of the United Steelworkers of America, to amend the ESOP;

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of July 23, 1998, by and among RES Holding Corporation, RES Acquisition Corporation and the Company pursuant to which RES Acquisition Corporation has commenced a tender offer for all of the outstanding shares of common stock, par value $.01 per share, of the Company, and, if such tender offer is consummated, thereafter will be merged with and into the Company with the Company surviving such merger (the "Merger"), and the Company desires to amend the ESOP to provide participants with the ability to take an in-service distribution following consummation of the Merger;

NOW, THEREFORE, BE IT RESOLVED, that the ESOP is hereby amended as follows, effective upon consummation of the Merger:

(i) A new definition, "Merger Date", is added to Section 2, which shall read as follows:

      "Merger Date" . . . The date of the consummation of the merger contemplated in the Agreement and Plan Of Merger, dated as of July 23, 1998, by and among RES Holding Corporation, RES Acquisition Corporation and the Company.

(ii) A new subsection (d) is added to Section 12 of the ESOP, which shall read as follows:

(d) DISTRIBUTIONS FOLLOWING MERGER DATE. From the Merger Date until the second anniversary thereof, any Participant may, as of the end of any calendar month, elect to receive a distribution of all of his or her Capital Accumulation as of the Merger Date, together with any earnings thereon, other than any of such Capital Accumulation invested in Company Stock or stock of an affiliate after the Merger Date.

(iii) Former subsection 12(d) shall become subsection 12(e), and shall be amended to read as follows:

(e) FORM OF DISTRIBUTIONS. All distributions or withdrawals under Sections 12(b), 12(c) and 12(d) shall be paid in the form of one lump sum payment of cash allocated to the Participant's Cash Account.


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RESOLVED, that the appropriate officers of the Company are hereby authorized, empowered and directed to do or cause to be done all such further acts and things as shall be necessary and proper to accomplish the purposes of these resolutions.

ATTEST:                            REPUBLIC ENGINEERED STEELS, INC.

/s/ James D. Donohoe               /s/ [ILLEGIBLE]
-----------------------            ---------------------------------------
Name: James D. Donohoe             Name: [ILLEGIBLE]
Title: Secretary                   Title: Exec VP-CFO

Date: 8-19-98
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APPROVED, on behalf of the United
Steelworkers of America by a duly
authorized officer, pursuant to the
requirements of Section 23 of the ESOP:


UNITED STEELWORKERS OF AMERICA

/s/ [ILLEGIBLE]
-------------------------------
Name:
Title: Special Assistant to the President

DATE: 8-16-98
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